Eastside Distilling Extends Warrant Exercise Period of Warrants (“EASTW”)

Until September 14

EAST Warrants Will Cease to be Traded on NASDAQ at the
Market Close on September 14, 2018

For Immediate Release

Contact:	Robert Blum, Joe Diaz or Joe Dorame	Steve Shum
	Lytham Partners, LLC	Chief Financial Officer
	602-889-9700	Eastside Distilling, Inc.
	east@lythampartners.com	971-888-4264
	www.lythampartners.com	www.eastsidedistilling.com

PORTLAND, Oregon – September 7, 2018 – Eastside Distilling, Inc. (Nasdaq: EAST, EASTW) today announced that the warrant exercise period for its warrants to purchase shares of common stock, which were sold in its public offering of units in August 2017 and the warrants sold in the note offering between March and June 2018 (collectively, the “Warrants”), which was to expire at 5:00 pm Pacific time on September 10, 2018, has been extended by four business days to 5:00 pm Pacific time on September 14, 2018 (the “Redemption Time”). This announcement follows Eastside’s prior notice to warrant holders of its call for redemption of the Warrants and is done to allow additional time for warrant holders and their brokers to complete the paperwork needed to exercise the Warrants. To date, Eastside has received notices of exercise for more than 90% of the Warrants.

As previously announced, registered holders of the Warrants will have until the Redemption Time to exercise each Warrant for one share of common stock at a price of $5.40 per share. This extension of the warrant exercise period also extends the previously announced date for cessation of trading of the Warrants on the NASDAQ Capital Market. The Warrants will cease to be traded on the NASDAQ Capital Market at the close of the market on September 14, 2018 and will be delisted from NASDAQ on September 17, 2018. Eastside’s common stock will remain trading on the NASDAQ Capital Market under the trading symbol “EAST.”

In addition, Eastside will allow a three day “protect” period after September 14 to allow for settlement of exercised Warrants after the Redemption Time. Accordingly, any Warrants for which notice of guaranteed delivery is received prior to 5:00 pm Pacific time on September 14, 2018 shall be deemed exercised so long as the procedure for book-entry transfer via DWAC (or physical delivery of warrant certificates) is completed for the protected Warrants, and the funds required for exercise are received by Eastside’s Warrant Agent, Pacific Stock Transfer Corporation, by 5:00 pm Pacific time on September 19, 2018. Any Warrants not exercised by the registered holders will automatically expire on September 19, 2018, and Eastside will thereafter remit to the registered holders of expired Warrants the sum of $0.15 per Warrant. After expiration, registered holders of expired Warrants will have no rights or privileges other than to receive $0.15 per Warrant. The common stock underlying the Warrants is registered pursuant to registration statements filed with and declared effective by the Securities and Exchange Commission.

If you are a beneficial holder of Warrants subject to the notice of redemption (i.e., your Warrants are held in street name by a brokerage firm or other nominee), you are advised to contact your broker, Lytham Partners, LLC (Eastside’s investor relations firm) at 602-889-9700, or Eastside’s Chief Financial Officer, Steven Shum at 971-888-4264.

About Eastside Distilling

Eastside Distilling, Inc. (NASDAQ: EAST) has been producing high-quality, award-winning craft spirits in Portland, Oregon since 2008. The company is distinguished by its highly decorated product lineup that includes Burnside Bourbon, West End American Whiskey, Goose Hollow Reserve, Below Deck Rums, Portland Potato Vodka, Hue-Hue Coffee Rum and a distinctive line of fruit infused spirits. Eastside Distilling is majority owner of Big Bottom Distilling (makers of The Ninety One Gin, Navy Strength Gin and Delta Rye whiskey) and the Redneck Riviera Whiskey Co. All Eastside, Big Bottom and Redneck Riviera spirits are crafted from natural ingredients for quality and taste. Eastside’s MotherLode Bottling subsidiary is one of the Northwest’s leading independent spirit bottlers and ready-to-drink canners. For more information visit: www.eastsidedistilling.com or follow the company on Twitter and Facebook.

Important Cautions Regarding Forward-Looking Statements

Certain matters discussed in this press release may be forward-looking statements. Such matters involve risks and uncertainties that may cause actual results to differ materially, including the following: changes in economic conditions; general competitive factors; acceptance of the Company’s products in the market; the Company’s success in obtaining new customers; the Company’s success in product development; the Company’s ability to execute its business model and strategic plans; the Company’s success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the financial statements and related information contained in the Company’s Annual Report on Form 10-K and interim Quarterly Reports on Form 10-Q. Examples of forward-looking statements in this release may include statements related to our strategic focus, product verticals, anticipated revenue, and profitability. The Company assumes no obligation to update the cautionary information in this release.

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